CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports pertaining to Western-Southern Life Assurance Company (statutory-basis) and Western-Southern Life Assurance Company Separate Account 2 dated April 11, 2003 and March 25, 2003, respectively, in Post-Effective Amendment No. 13 (Form N-4 No. 033-79906) and Post-Effective Amendment No. 14 (Form N-4 No. 811-08550) to the Registration Statement and related Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 1.

Cincinnati, Ohio
April 24, 2003